1. Amended and Restated Bylaws dated as of October 17, 2014 -- Incorporated by reference to Post-Effective Amendment No. 194 to the Registrants Registration Statement filed on October 28, 2014.
2. Amended and Restated Agreement and Declaration of Trust dated March 21, 2014 - Incorporated by reference to Post-Effective Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.
3. Management Contract with Putnam Investment Management, LLC dated February 27, 2014 - Incorporated by reference to Post-Effective Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.
4. Sub-Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A dated March 7, 2014 -- Incorporated by reference to Post-Effective Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.